UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 4, 2010

ALLOY STEEL INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-32875	98-0233941
(State or other jurisdiction of incorporation)	Commission File Number)	IRS Employer Identification No.)

42 MERCANTILE WAY MALAGA
P.O. BOX 3087 MALAGA DC 6945

(Address of principal executive offices)

Registrant’s telephone number, including area code:  +61 8 9248 3188

ITEM 2.02 Results of Operations and Financial Condition

Preliminary Half Year Profit Advice

Mr G Kostecki, Chief Executive Officer of Alloy Steel International Inc, is very pleased to advise the market of the company’s profit performance for the period ending March 31, 2010, being the first six months of the company’s fiscal year.

It must be emphasized that these results are still subject to final audit review, but no material changes to the figures are anticipated.

The profit before taxation for the period under review was $3,919,036 (2009 $119,164) an increase of $3,799,872. After taxation impost, the amount attributable to stockholders was $2,617,540.

This profit was generated on sales of $10,970,952 (2009 $3,325,278).

Mr Kostecki commented that this is truly an outstanding result, a tribute to the employees of the company and further proof that the previous downturn in the mining industry is reversing.

The company is expecting this trend to continue and at April 30, 2010, there were confirmed orders of $8,650,000 waiting to go into production.
As the market will perceive the company is starting to garner the benefits from the new super Arcoplate released in the latter half of last year.

The company expects to lodge the 10Q for the period early in the second week of this month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOY STEEL INTERNATIONAL, INC.

Date: May 4, 2010	By:	/s/ Alan Winduss

Alan Winduss
Chief Financial Officer